Exhibit 1.1

EXECUTION VERSION

6,000,000 Shares

WESCO AIRCRAFT HOLDINGS, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

June 2, 2014

June 2, 2014

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Falcon Aerospace Holdings, LLC (the “Selling Stockholder”), a stockholder of Wesco Aircraft Holdings, Inc., a Delaware corporation (the “Company”), hereby agrees to sell to the underwriter named in Schedule I hereto (the “Underwriters”), an aggregate of 6,000,000 shares of the common stock, par value $0.001 per share, of the Company (the “Firm Shares”).  To the extent there are no other underwriters other than the underwriter referred to in Schedule I, all references to the “Underwriters” and the “Representatives” shall refer solely to such underwriter.

The Selling Stockholder also agrees to sell to the several Underwriters not more than an additional 900,000 shares of the Company’s common stock, par value $0.001 per share (the “Additional Shares”) if and to the extent that you, as Underwriters, shall have determined to exercise the right to purchase such shares of common stock granted to you in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of common stock, par value $0.001 per share, of the Company are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3  (File No. 333-196459), relating to the securities (the “Shelf Securities”), including the Shares,sold from time to time by the Selling Stockholders and other stockholders of the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated June 2, 2014 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement or free writing supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the

Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto and “Time of Sale” means 4:30 p.m. (New York time) on June 2, 2014 or, if the Time of Sale Prospectus is amended or supplemented by the Company subsequent to the Time of Sale and prior to the Closing Date (as defined in Section 5), such time and date the Underwriters first re-confirm the sale of the Shares. “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.              Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)         The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to the Company’s knowledge, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)         (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the

Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus as of the Time of Sale did not and, at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus as of its date and as of the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(c) hereof.

(c)          The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act in connection with the offering of the Shares as contemplated by the Registration Statement pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)         The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(e)          Each subsidiary of the Company has been duly incorporated, is validly existing in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a wholly owned subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Time of Sale Prospectus.

(f)           This Agreement has been duly authorized, executed and delivered by the Company.

(g)          The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)         The shares of issued and outstanding capital stock, including the Shares to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and are validly issued, fully paid and non-assessable, and the issuance of such Shares was not subject to any preemptive or similar rights.

(i)             The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate or breach: (i) any provision of applicable law; (ii) the certificate of incorporation or by-laws of the Company, as amended and restated as of the date hereof; (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries; or (iv) any applicable judgment, order or decree of any federal, state, local, international or foreign governmental authority, or any court, administrative or regulatory agency or commission or other governmental authority (each a “Governmental Entity”), having jurisdiction over the Company or any of its subsidiaries, except with respect to clauses (i), (iii) and (iv), for any such violation or breach which would not have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any such Governmental Entity is required for the performance by the Company of its obligations under this Agreement, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under securities or Blue Sky laws of the various states or foreign countries or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the sale of the Shares by the Selling Stockholder, (ii) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or termination as will have been obtained or made as of the Time of Sale and (iii) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.

(j)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)         There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings disclosed in the Time of Sale Prospectus or proceedings that would not have a Material Adverse Effect and would not have a material adverse effect on the power or ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(l)             Each preliminary prospectus, if any, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)     The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)         The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(o)         There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, in each case, other than as disclosed in the Time of Sale Prospectus.

(p)         Neither the Company, any of its subsidiaries nor any director or executive officer thereof, nor to the knowledge of the Company, any affiliates of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries, has made any unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and, to the Company’s knowledge after due inquiry, the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(q)         The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and, to the Company’s knowledge after due inquiry, the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(r)            (i) The Company represents that neither the Company nor any of its subsidiaries, nor any director or executive officer thereof, nor, to the Company’s knowledge, any employee, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria) except to the extent permitted by OFAC. (ii) The Company represents and covenants that for the past five years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(s)           Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(t)            The Company and its subsidiaries do not own any real property and the Company and its subsidiaries have good title to all personal property owned by them, in each case, that is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such liens, encumbrances and defects that would not have a Material Adverse Effect; and, except as disclosed in the Time of Sale Prospectus, any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect and subject to the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditor’s rights and general equitable principles (whether considered in a proceeding in equity or at law).

(u)         The Company and its subsidiaries own or possess adequate rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where lack of ownership or possession of such rights would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(v)         No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent except where such dispute would not have a

Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors, subcontractors or customers that would have a Material Adverse Effect.

(w)       The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes in good faith to be prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business except where such failure to renew or obtain similar coverage would not have a Material Adverse Effect.

(x)         The Company and its subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their businesses except where failure to obtain such certificates, authorizations, and permits would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(y)         The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (including any corrective actions with regard to significant deficiencies and material weaknesses).

(z)          (i) The Company and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed about the Company and its subsidiaries in the reports the Company will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

(aa)  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which if determined adversely to the Company or its subsidiaries would have a Material Adverse Effect.

(bb)  The statistical and market-related data included under the captions “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in the most recent preliminary prospectus included in the Time of Sale Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(cc)    The statements made in the Time of Sale Prospectus under the captions “Risk Factors,” “The Company” and “Description of Capital Stock” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(dd)  Each pension, profit sharing, welfare plan and other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; and none of the Company or any subsidiary has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any Plan; except in each case, as would not have a Material Adverse Effect.

(ee)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries included in the Time of Sale Prospectus, whose report appears in the Time of Sale Prospectus and who have delivered the initial letter referred to in Section 6(h) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereof.

(ff)      Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, the Company has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could reasonably be expected to materially adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries.

(gg)    KPMG LLP, who have audited certain financial statements of Haas Group Inc. (“Haas”) and its consolidated subsidiaries incorporated by reference in the Time of Sale Prospectus, whose report is incorporated by reference in the Time of Sale Prospectus and who have delivered the initial letter referred to in Section 6(i) hereof, are independent auditors as required by the Securities Act and the rules and regulations thereof.

(hh)  The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ii)          The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(jj)        The historical financial statements (including the related notes and supporting schedules) included in the Time of Sale Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries on a consolidated basis at the dates and for the periods indicated and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved; and the pro forma financial information (including the related notes and supporting schedules) included in the Time of Sale Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Prospectus.

(kk)  Other than in connection with this Agreement and the Selling Stockholder’s engagement of Solebury Capital LLC related to this offering, there is no investment banker, financial advisor, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any its subsidiaries which might be entitled to any fee or commission from the transactions contemplated hereby.

(ll)          Except as disclosed in the Time of Sale Prospectus, as of the date of this Agreement, neither the Company nor any of its subsidiaries is party to any contract containing covenants that would limit in any material respect the ability of the Company or any of its subsidiaries to (i) engage in any line of business or (ii) compete with any person in any market or line of business.

(mm) To the knowledge of the Company, there is no outstanding allegation of improper or illegal activities arising from any government audit or non-audit review, including without limitation, by the Defense Contract Audit Agency, of the Company or any of its subsidiaries or work performed by the Company or any of its subsidiaries that would have a Material Adverse Effect. To the knowledge of the Company, there are no pending civil or criminal penalties or administrative sanctions arising from a government audit or non-audit review of the Company or any of its subsidiaries or work performed by the Company or any of its subsidiaries, including, but not limited to, termination of contracts, forfeiture of profits, suspension of payments, fines, or suspension or debarment from doing business with any the United States Government or any agency thereof that would have a Material Adverse Effect.

2.              Representations and Warranties of the Selling Stockholder.  The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a)         This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(b)         The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not violate any provision of applicable law, or the limited liability company agreement of the Selling Stockholder, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such consents, approvals, authorizations, orders or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or such violations as would not reasonably be expected to impair in any material respect the ability of the Selling Stockholder to fulfill its obligations under this Agreement.

(c)          The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(d)         Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)          The Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(f)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, at the Time of Sale and at the Closing Date (as defined in Section 5), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of (A) the legal name, address and the number of shares of Common Stock owned by the Selling Stockholder, and (B) the other information with respect to the Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to the Selling Stockholder, the “Selling Stockholder Information”).

(g)          The sale of the Shares by the Selling Stockholder does not violate any of the Company’s internal policies regarding the sale of stock by its affiliates.

(h)         Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than the Company and the Underwriters) has used or referred to any free writing prospectus relating to the Shares.

(i)             Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.              Agreements to Sell and Purchase. The Selling Stockholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholder, at $20.34 a share (the “Purchase Price”), the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter (subject to such adjustments to eliminate fractional shares as you may determine).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 900,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company (with a courtesy copy of such notice delivered to Latham & Watkins LLP) not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given unless notice is given prior to the closing date for the Firm Shares and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company and the Selling Stockholder hereby agree that, without the prior written consent of Barclays Capital Inc. on behalf of the Underwriters, which consent shall not be unreasonably withheld, they will not, during the period ending 60 days after the date of the Prospectus (the “restricted period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder; (b) the issuance by the Company of shares of Common Stock upon the conversion or exchange of convertible or exchangeable securities or exercise of options or warrants outstanding as of the date of this Agreement; (c) issuances pursuant to the Company’s and its subsidiaries’ employee stock incentive or other benefit plans existing on the date of this Agreement, and in each case of (b) and (c), as disclosed in the Registration Statement; (d) the issuance by the Company of shares of Common Stock in connection with the acquisition by the Company of the securities, business, property or other assets of another person or entity, or pursuant to any employee benefit plans assumed by the Company in connection with any such acquisition, provided that such issuance shall not exceed 5% of the outstanding shares of Common Stock outstanding, on a fully-diluted basis, immediately prior to the consummation of the offering of the Firm Shares; provided, further, that each transferee shall sign and deliver a lock-up letter substantially in the form attached hereto as Exhibit A; (e) transactions by the Selling Stockholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the public offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; or (f) distributions by the Selling Stockholder of shares of Common Stock or any security convertible into Common Stock to general or limited partners, members or stockholders of the Selling Stockholder and partnerships or limited liability companies for the benefit of the immediate family of the Selling Stockholder and the partners and members of which are only the Selling Stockholder and the immediate family of the Selling Stockholder; provided that in the case of any transaction, transfer or distribution pursuant to clause (f), (1) each recipient, donee, distributee, trustee or transferee shall sign and deliver a lock-up letter substantially in the form attached hereto as Exhibit A and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period (other than a Form 5 required to be filed within the 45 calendar days following the last day of the Company’s current fiscal year and filed during such 45 calendar day period or thereafter).  The Selling Stockholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Stockholder except in compliance with the foregoing restrictions.

4.              Terms of Public Offering. The Company and the Selling Stockholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Stockholder is further advised by you that the Shares are to be offered to the public at the price included on the cover of the Prospectus (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.09 a share under the Public Offering Price.

5.              Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Stockholder in Federal funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters through the facilities of the Depositary Trust Company (“DTC”) at 10:00 a.m., New York City time, on June 6, 2014, or at such other time on the same or such other date, not later than June 13, 2014, as shall be designated by you in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Stockholder in Federal funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters through the facilities of DTC at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than July 2, 2014, as shall be designated by you in writing.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.

6.              Conditions to the Underwriters’ Obligations. The obligations of the Selling Stockholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)         Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

(i)             there shall not have occurred any downgrading, nor shall any public notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the indebtedness of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and

(ii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)         The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder are true and correct as of the Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)         The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Selling Stockholder, stating that the Selling Stockholder has carefully examined the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, to its knowledge, (A) (i) the Registration Statement, as of the date it became effective, (ii) the Time of Sale Prospectus, as of the Time of Sale, and (iii) the Prospectus, as of its date and on the Closing Date, did not and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the date the Registration Statement became effective, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any free writing prospectus that has not been so set forth.

The certificate may be limited to statements or omissions made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

(e)          The Underwriters shall have received on the Closing Date and each applicable Option Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company and the Selling Stockholder, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)           The Underwriters shall have received on the Closing Date and each applicable Option Closing Date an opinion of the General Counsel of the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(g)          The Underwriters shall have received on the Closing Date and each applicable Option Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, with respect to such matters as the Underwriters may reasonably request.

(h)         The Underwriters shall have received, on each of the date hereof and the Closing Date and on each Option Closing Date, a letter dated the date hereof or the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)             The Underwriters shall have received, on each of the date hereof and the Closing Date and on each Option Closing Date, a letter dated the date hereof or the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to Haas incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and all stockholders, officers and directors of the Company listed on Exhibit B relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k)         The Shares to be delivered on the Closing Date or the applicable Option Closing Date shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l)             No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge after due inquiry, threatened by the Commission;

the Prospectus and each free writing prospectus required to be filed by the Company by Rule 433 under the Securities Act shall have been timely filed with the Commission under the Securities Act (in the case of a free writing prospectus to the extent required by Rule 433 under the Securities Act) and in accordance with Section 7(c) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of Barclays Capital Inc.

(m)     The representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.              Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)         To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)         Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)         Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with the Securities Act or the Exchange Act (as applicable) and, in each case, the rules and regulations promulgated thereunder, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with the Securities Act or the Exchange Act (as applicable) and, in each case, the rules and regulations promulgated thereunder.

(f)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act (as applicable) and, in each case, the rules and regulations promulgated thereunder, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the Securities Act or the Exchange Act (as applicable) and, in each case, the rules and regulations promulgated thereunder.

(g)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)         To make generally available to the Company’s security holders and to you as soon as practicable an earning statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)             If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

8.              Covenants of the Selling Stockholder.  The Selling Stockholder covenants with each Underwriter as follows:

The Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9.              Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other costs of, and the Company’s fees or expenses in connection with, the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the

Prospectus, any free writing prospectus prepared by or on behalf of or, used by, the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum not to exceed $15,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA in an amount not to exceed $30,000, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics (other than fees and expenses incurred by the Underwriters), fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company (other than representatives of the Underwriters) and any such consultants, and half the cost of any aircraft chartered in connection with the road show by the Company or the Underwriters with the prior written approval of the Company, with the other half of such cost to be paid by the Underwriters, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution,” and Section 12 entitled “Termination” below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and Selling Stockholder may otherwise have for the allocation of such expenses among themselves.

10.       Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of or used or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.       Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (take together with the Time of Sale Prospectus), the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(c) hereof.

(b)         The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above in connection with the offering of the Shares by the Selling Stockholder; provided, however, that the Selling Stockholder shall be liable only the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon or in conformity with Selling Stockholder Information. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (net of underwriting discounts and commissions but before deducting expenses) of the Shares sold (the “Net Proceeds”) by the Selling Stockholder under this Agreement.

(c)                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amended or thereto (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (take together with the Time of Sale Prospectus), the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the

Company by such Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of any Underwriter: (i) the concession figure appearing in the first sentence of the fourth paragraph under the caption “Underwriting,” (ii) the information contained in the eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting” relating to stabilization transactions and (iii) the information in the fourteenth paragraph under the caption “Underwriting” relating to sales to discretionary accounts.

(d)         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Barclays Capital Inc.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)          To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company or the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder, or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. Notwithstanding the provisions of this paragraph (e) and paragraph (f) below, the liability of the Selling Stockholder under the contribution agreement contained in these paragraphs shall be limited to an amount equal to the Net Proceeds received by the Selling Stockholder less any amounts that such Selling Shareholder is obligated to pay under paragraph (b) above.

(f)           The Selling Stockholder, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Selling Stockholder’s and the Company’s obligations in paragraph (e) above and this paragraph (f) to contribute are several in proportion to the Net Proceeds received by such person or entity.

(g)          The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the

Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Stockholder or person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(h)         Notwithstanding anything to the contrary in this Agreement, the aggregate liability of the Selling Stockholder under the Selling Stockholder’s representations and warranties contained in Section 2 hereof, under any certificate delivered pursuant to this Agreement, and under the indemnity and contribution agreements contained in this Section 11, the reimbursement obligations under Section 13 or otherwise pursuant to this Agreement shall not exceed the Net Proceeds received by the Selling Stockholder.

12.       Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdictions shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.       Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company and the

Selling Stockholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.       Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)         The Company and the Selling Stockholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Stockholder or any other person, (ii) the Underwriters owe the Company and the Selling Stockholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Stockholder. Each of the Company and the Selling Stockholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.       Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.       Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.       Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.       Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, with a copy to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and if to the Company shall be delivered, mailed or sent to 24911 Avenue Stanford, Valencia, California, 91355, Attention:

Chief Financial Officer and with copies to 24911 Avenue Stanford, Valencia, California, 91355, Attention: General Counsel and Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004, Attention: Rachel Sheridan; and if to the Selling Stockholder shall be delivered, mailed or sent to The Carlyle Group, 1001 Pennsylvania Ave NW, Suite 220, Washington, DC 20004, Attention: Adam Palmer.

Very truly yours,

Wesco Aircraft Holdings, Inc.

By:	/s/ John G. Holland
	Name:	John G. Holland
	Title:	Senior Vice President and General Counsel

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

By:	Falcon Aerospace Holdings, LLC

By:	/s/ Adam J. Palmer
	Name:	Adam J. Palmer
	Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
Barclays Capital Inc.	6,000,000

I-1

SCHEDULE II

1.                                      Free writing prospectus filed by the Company with the Commission on June 2, 2014

2.                                      The following orally communicated pricing information:

Number of Shares: 6,000,000

Price to Public: $20.50 per Share

II-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

June 2, 2014

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

The undersigned understands that Barclays Capital Inc., as the underwriter (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Wesco Aircraft Holdings, Inc., a Delaware corporation (the “Company”), and Falcon Aerospace Holdings, LLC (the “Selling Stockholder”), providing for the public offering (the “Public Offering”) by the Underwriters, of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriter that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending 60 days (the “restricted period”) after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that such plan does not provide for the transfer of shares of Common Stock during the restricted period and no filing or other public announcement shall be required or shall be voluntarily made during the restricted period (as the same may be extended as provided herein) by the undersigned or the Company as a result of the establishment of any such plan, (c) the transfer of shares of Common Stock pursuant to a trading plan pursuant to  Rule 10b5-1 under the Exchange Act that is in effect as of the date of this agreement, (d) transfers of shares of Common Stock or any security convertible into Common Stock by bona fide gift, will or intestacy, (e) distributions of shares of Common Stock or any security convertible into Common Stock to general or limited partners, members or stockholders of the undersigned and partnerships or limited liability companies for the benefit of the immediate family of the undersigned and the partners and members of which are only the undersigned and the immediate family of the undersigned, (f) distributions of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (g) dispositions of shares of Common Stock to the Company (A) to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Stock or (B) in connection with the rights of the Company to cause the undersigned to sell shares of Common Stock in effect on the date hereof, (h) the transfer of shares of Common Stock in an amount not to exceed, in the aggregate with all of the Company’s directors and executive officers subject to the reporting requirements of Section 16 of the Exchange Act, 100,000 shares of Common Stock (which amount does not include transfers of shares of Common Stock pursuant to trading plans pursuant to Rule 10b5-1 under the Exchange Act that are in effect on the date of this agreement), or (i) broker-assisted sales of shares of Common Stock to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Stock or to cover the exercise price of such options to purchase Common Stock; provided, that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made as a result of a sale permitted by this clause (i) such sale during the restricted period; provided, further that in the case of any transfer or distribution pursuant to clause (d), (e) or (f), (1) each donee, distributee, trustee or transferee shall sign and deliver a lock-up letter substantially in the form of this agreement and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period (other than a Form 5 required to be filed within the 45 calendar days following the last day of the Company’s current fiscal year and filed during such 45 calendar day period or thereafter). For the purposes of this agreement, “immediate family” shall include any spouse, or any lineal ancestor or descendent, niece, nephew, adopted child, or sibling of him or her or of such spouse, niece, nephew or adopted child.  In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending upon expiration of the restricted period (as the same may be extended as provided herein), make any demand for or exercise any right with respect to, the registration of any shares of Common

Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall lapse and become null and void if (i) prior to entering into the Underwriting Agreement, the Company notifies the Underwriter in writing that the Company does not intend to proceed with the offering of the Shares through the Underwriter, (ii) the Company, the Selling Stockholder and the Underwriter have not entered into the Underwriting Agreement on or before June 30, 2014, or (iii) for any reason the Underwriting Agreement is terminated prior to the Closing Date (as defined therein).

Very truly yours,

(Name)

(Address)

EXHIBIT B

Lock-Up Signatories

Directors and Officers

Dayne A. Baird

Paul E. Fulchino

Gregory A. Hann

Jay L. Haberland

Scott E. Kuechle

Alex Murray

Adam J. Palmer

Robert D. Paulson

Randy J. Snyder

David L. Squier

Norton A. Schwartz

Hal Weinstein

5% Holders

Lisa Hess

Michael Neri

B-1